UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2012

Alico Inc.

(Exact name of registrant as specified in its charter)

Florida	0-261	59-0906081
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10070 Daniels Interstate Court Suite 100

Fort Myers, FL 33913

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (239) 226-2000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Submission of Matters to a Vote of Security Holders

Item 5.07	Submission of Matters to a Vote of Security Holders

Alico Inc. (the “Company”) held its Annual Meeting of Shareholders on February 17, 2012. There were 7,349,410 shares of common stock entitled to be voted and 6,758,574 shares were voted in person or by proxy. The Company’s inspector of elections certified the following vote tabulations:

Proposal 1: The following nominees were elected to serve on the Board of Directors:

	FOR	AGAINST	WITHHELD	BROKER NON-VOTES

John R. Alexander	5,630,933	—	61,110	1,066,531
JD Alexander	5,632,853	—	59,190	1,066,531
Robert E. Lee Caswell	5,632,806	—	59,237	1,066,531
Thomas H. McAuley	5,627,272	—	64,771	1,066,531
Charles L. Palmer	5,628,418	—	63,625	1,066,531
Ramon A. Rodriguez	5,649,332	—	42,711	1,066,531
John D. Rood	5,647,782	—	44,261	1,066,531
Robert J. Viguet, Jr.	5,592,995	—	99,048	1,066,531
Gordon Walker Ph.D.	5,624,781	—	67,262	1,066,531

Proposal 2: The ratification of the Audit Committee’s selection of McGladrey & Pullen L.L.P. as the Company’s independent registered public accounting firm for fiscal year 2012.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
6,722,611	29,724	6,239	N/A

Proposal 3: The compensation of the named executive officers as disclosed in the Company’s proxy statement was approved on an advisory basis.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,539,847	113,027	39,169	1,066,531

Section 8	Other Events

Item 8.01	Other Events

On February 17, 2012, the Board of Directors of the Company declared a cash dividend of $0.04 per share on its outstanding common stock to be paid to shareholders of record as of March 30, 2012, with the payment expected on April 16, 2012. A copy of the press release is furnished within this report as Exhibit 99.1.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Alico, Inc. Press Release dated February 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2012	ALICO, INC.

	By:	/s/ W. Mark Humphrey

W. Mark Humphrey
Senior Vice President and Chief Financial Officer